Exhibit 99.1

Zix Corporation Exceeds Guidance on First Quarter Earnings

Company Revenue, Backlog and Total Orders Increase Year-over-Year

DALLAS — Apr. 26, 2016 — Zix Corporation (NASDAQ: ZIXI), a leader in email data protection, today announced financial results for the first quarter ended Mar. 31, 2016.

First Quarter 2016 Financial Highlights

•	First quarter revenue of $14.3 million, an increase of 9.6% year-over-year

•	Ending backlog of $75.5 million, an increase of 7.4% year-over-year

•	First quarter total orders of $15.7 million, an increase of 9.9% year-over-year

•	First quarter new first year orders of $1.9 million, a decrease of 5.2% year-over-year

•	First quarter GAAP fully diluted earnings per share of $0.03, an increase of 35.4% year-over-year

•	First quarter Non-GAAP fully diluted earnings per share of $0.06, an increase of 47.8% year-over-year (2)

•	The Company generated approximately $4.0 million in cash flow from operations, an increase of $1.5 million year-over-year

•	Cash and cash equivalents at quarter-end was $27.1 million, despite $5.2 million spent on share repurchases during the quarter. This $27.1 million is an increase of $2.2 million compared to the Mar. 31, 2015, ending cash balance

“The continued strength of our email encryption business enabled us to achieve increased earnings per share and deliver healthy growth in revenue, backlog and total orders,” said David Wagner, ZixCorp’s Chief Executive Officer. “New First Year Orders were not as strong as expected, but we are confident that our pipeline across go-to-market channels and opportunities created by Cloud email migrations keep us on track to meet our annual revenue and earnings guidance.”

First Quarter 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q1 2016	Q1 2015	% or $ Change (1)
Revenue	$14.3	$13.1	9.6%
GAAP Gross Profit	$11.8	$10.9	8.6%
GAAP Net Income	$1.6	$1.2	33.5%
GAAP Net Income Per Share – Diluted	$0.03	$0.02	35.4%
Non-GAAP Adjusted Gross Profit (2)	$11.9	$10.9	8.6%
Non-GAAP Adjusted Net Income (2)	$3.4	$2.4	45.8%
Non-GAAP Adjusted Net Income Per Share – Diluted (2)	$0.06	$0.04	47.8%
Adjusted EBITDA (2) (3)	$4.1	$3.0	36.6%
Adjusted EBITDA Margin (3) (4)	28.6%	23.0%	5.7	pts
New First Year Orders	$1.9	$2.0	(5.2)%
Total Orders	$15.7	$14.3	9.9%
Backlog (4)	$75.5	$70.3	7.4%

(1)	Changes are based on actuals versus numbers shown in the columns which may reflect rounding
(2)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and available on our investor relations Web page at http://investor.zixcorp.com
(3)	Adjusted earnings before interest, taxes, depreciation and amortization
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Outlook

For the second quarter 2016, the Company forecasts revenue to be between $14.6 million and $14.8 million and fully diluted adjusted earnings per share to be $0.06. For the full-year 2016, the Company reaffirms previously issued revenue projections of between $59.5 million and $61.0 million. The Company increases guidance of fully diluted Non-GAAP adjusted earnings per share to $0.24.

Conference Call Information

The Company will discuss its financial results and outlook on a conference call on Tuesday, Apr. 26, 2016, at 5 p.m. ET. A live webcast of the conference call will be available on its investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 83041124.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 83041124. An archive of the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

ZixCorp is a leader in email data protection. ZixCorp offers industry-leading email encryption, a unique email DLP solution and an innovative email BYOD solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy to use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

ZixCorp Contacts

Investor Relations

Todd Kehrli or Jim Byers

(323) 468-2300

zixi@mkr-group.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of the Cisco strategic relationship, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new ZixCorp solutions and how privacy and data security laws may affect demand for ZixCorp email data protection solutions. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016 (unaudited)	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$27,089,000	$28,664,000
Receivables, net	1,140,000	498,000
Prepaid and other current assets	2,514,000	2,908,000

Total current assets	30,743,000	32,070,000
Property and equipment, net	3,754,000	4,143,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	48,093,000	48,912,000

Total assets	$84,751,000	$87,286,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,552,000	$5,067,000
Deferred revenue	24,214,000	23,182,000

Total current liabilities	28,766,000	28,249,000
Long-term liabilities:
Deferred revenue	1,317,000	839,000
Deferred rent	1,397,000	1,426,000

Total long-term liabilities	2,714,000	2,265,000

Total liabilities	31,480,000	30,514,000
Total stockholders’ equity	53,271,000	56,772,000

Total liabilities and stockholders’ equity	$84,751,000	$87,286,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$14,328,000	$13,073,000

Cost of revenue	2,537,000	2,213,000

Gross profit	11,791,000	10,860,000
Operating expenses:
Research and development	2,179,000	2,105,000
Selling, general and administrative	7,144,000	6,915,000

Total operating expenses	9,323,000	9,020,000

Operating income	2,468,000	1,840,000
Operating margin	17%	14%

Other income, net	59,000	23,000

Income before income taxes	2,527,000	1,863,000
Income tax expense	(957,000)	(687,000)

Net income	$1,570,000	$1,176,000

Basic income per common share:	$0.03	$0.02

Diluted income per common share:	$0.03	$0.02

Shares used in per share calculation - basic	56,002,447	56,496,303

Shares used in per share calculation - diluted	56,581,366	57,395,616

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	$1,570,000	$1,176,000
Non-cash items in net income	1,715,000	1,514,000
Changes in operating assets and liabilities	756,000	(161,000)

Net cash provided by operating activities	4,041,000	2,529,000

Investing activities:
Purchases of property and equipment	(183,000)	(616,000)

Net cash used in investing activities	(183,000)	(616,000)

Financing activities:
Proceeds from exercise of stock options	50,000	1,489,000
Purchase of Treasury Stock	(5,483,000)	(185,000)

Net cash used in financing activities	(5,433,000)	1,304,000

Increase (Decrease) in cash and cash equivalents	(1,575,000)	3,217,000
Cash and cash equivalents, beginning of period	28,664,000	21,685,000

Cash and cash equivalents, end of period	$27,089,000	$24,902,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended March 31,
		2016	2015
Revenue:
GAAP revenue		$14,328,000	$13,073,000

Cost of revenue
GAAP cost of revenue		$2,537,000	$2,213,000
Stock-based compensation charges (1)	(A)	(60,000)	(51,000)

Non-GAAP adjusted cost of revenue		$2,477,000	$2,162,000

Gross profit:
GAAP gross profit		$11,791,000	$10,860,000
Stock-based compensation charges (1)	(A)	60,000	51,000

Non-GAAP adjusted gross profit		$11,851,000	$10,911,000

Research and development expense
GAAP research and development expense		$2,179,000	$2,105,000
Stock-based compensation charges (1)	(A)	(77,000)	(66,000)

Non-GAAP adjusted research and development expense		$2,102,000	$2,039,000

Selling and marketing expense
GAAP selling and marketing expense		$4,409,000	$4,794,000
Stock-based compensation charges (1)	(A)	(148,000)	(151,000)

Non-GAAP adjusted selling and marketing expense		$4,261,000	$4,643,000

General and administrative expense
GAAP general and administrative expense		$2,735,000	$2,121,000
Stock-based compensation charges (1)	(A)	(77,000)	(200,000)
Strategic consulting and litigation costs (2)	(B)	(679,000)	(167,000)

Non-GAAP adjusted general and administrative expense		$1,979,000	$1,754,000

Operating income:
GAAP operating income		$2,468,000	$1,840,000
Stock-based compensation charges (1)	(A)	362,000	468,000
Strategic consulting and litigation costs (2)	(B)	679,000	167,000

Non-GAAP adjusted operating income		$3,509,000	$2,475,000

Adjusted Operating Margin		24.5%	18.9%

Net income:
GAAP net income		$1,570,000	$1,176,000
Stock-based compensation charges (1)	(A)	362,000	468,000
Strategic consulting and litigation costs (2)	(B)	679,000	167,000
Income tax impact	(C)	820,000	543,000

Non-GAAP adjusted net income		$3,431,000	$2,354,000

Diluted net income per common share:
GAAP net income		$0.03	$0.02
Adjustments per share	(A-C)	$0.03	$0.02

Non-GAAP adjusted net income		$0.06	$0.04

Shares used to compute Non-GAAP adjusted net income per share - diluted		56,581,366	57,395,616

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D)
Net income		$1,570,000	$1,176,000
Income tax provision		957,000	687,000
Depreciation expense		534,000	504,000

EBITDA		3,061,000	2,367,000

Adjustments:
Share-based compensation expense	(A)	362,000	468,000
Strategic consulting and litigation costs (2)	(B)	679,000	167,000

Adjusted EBITDA		$4,102,000	$3,002,000

Adjusted EBITDA margin		28.6%	23.0%

(1) Stock-based compensation charges are included as follows:
Cost of revenues		$60,000	$51,000
Research and development		77,000	66,000
Selling and marketing		148,000	151,000
General and administrative		77,000	200,000

		$362,000	$468,000

(2) Strategic consulting and litigation costs are included as follows:
General and administrative		679,000	167,000

		$679,000	$167,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share - diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share - diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.